RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Leon Kopyt
Pennsauken, NJ 08109	info@rcmt.com	Chairman, President & CEO
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

 P R E S S   R E L E A S E

RCM TECHNOLOGIES ADDS TWO DIRECTORS TO BOARD

Pennsauken, NJ – March 10, 2010 – RCM Technologies, Inc. (NASDAQ: RCMT) today announced the election of S. Gary Snodgrass as a Class “C” Director and Richard D. Machon as a Class “A” Director to its Board of Directors.

Mr. Snodgrass is a senior management executive with a substantial background in corporate strategy and organizational structure, including mergers and acquisitions, financial and operational performance, and compensation and incentive programs.  He was most recently employed by Exelon Corporation as Executive Vice President in addition to other senior management positions.  Prior to joining Exelon, Mr. Snodgrass worked for USG Corporation as Vice President of Human Resources.  He is a graduate of Western Kentucky University and the Keller Graduate School of Management.

Mr. Machon possesses extensive executive-level experience in the utility industry and has been involved in the design, construction, operations, restart and maintenance of power-generating facilities.  He is currently providing independent consulting services to major utilities and has previously held a number of key management positions at Tennessee Valley Authority, Portland General Electric, Impell and Boston Edison.  Mr. Machon has also served as Senior Vice President of Operations at PSEG and as Nuclear Chief Operating Officer at Ontario Power Generation.  He is a graduate of Northeastern University.

Leon Kopyt, Chairman and CEO of RCM, commented:  “The Board is extremely pleased to add two directors with strong leadership and management skills and a comprehensive knowledge of the utility industry.  Their contributions should be particularly valuable to the Company’s Engineering business segment as it continues to expand its operations throughout North America.”

Messrs. Snodgrass’ and Machon’s terms are scheduled to expire at the Company’s annual meetings of stockholders to be held in 2011 and 2012, respectively.  The addition of these two directors increases the size of the Board to six members.

About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services.  RCM is an innovative leader in the design, development and delivery of these solutions to commercial and government sectors for more than 35 years. RCM’s offices are located in major metropolitan centers throughout North America.  Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements.  Forward looking statements include, but are not limited to, those relating to demand for the Company’s services, expected demand for our services and expectations regarding our revenues, the Company's ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, the ability of the Company to consummate acquisitions as to which it executes non-binding letters of intent, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors.  Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission.